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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 4 to Registration Statement No. 333-69329 of Valley Media, Inc. on Form S-1 of our report dated July 22, 1998 on the consolidated financial statements of the net assets acquired from Star Video Entertainment, L.P., and our report dated June 18, 1997 on the financial statements of Distribution North America appearing in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP


San Francisco, California
March 24, 1999